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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

         The following is a list of subsidiaries of the Company as of December
31, 2002 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.
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                                                                         STATE OR COUNTRY
NAME OF SUBSIDIARIES OF THE COMPANY                                      OF ORGANIZATION
-----------------------------------                                      ---------------
Tecumseh Compressor Company                                              Delaware
Tecumseh Power Company                                                   Delaware
M.P. Pumps, Inc.                                                         Michigan
Little Giant Pump Company                                                Oklahoma
Evergy, Inc.                                                             Delaware
      Eaton Technologies                                                 Michigan
      FASCO Industries, Inc.                                             Delaware
           ECM Motor Company                                             Delaware
           Von Weise Gear Company                                        Delaware
           Motores FASCO de Mexico                                       Mexico
Manufacturing Data Systems, Inc.                                         Michigan
Tecumseh do Brasil, Ltda.                                                Brazil
      Tecumseh do Brasil Europe Srl.                                     Italy
      Tecumseh do Brasil USA                                             Delaware
Tecumseh Products Company of Canada, Ltd.                                Canada
Tecumseh France S.A.                                                     France
      Tecumseh Services EURL S.A.                                        France
      Tecumseh Europe S.A.                                               France
           Societe Immobiliere de Construction de la Verpilliere         France
           L'Unite Hermetique-Far East Sdn. Bhd.                         Malaysia
Tecumseh Products India, Ltd.                                            India
Tecumseh Europa, S.p.A.                                                  Italy
      Societe T.I.G.E.R.                                                 France
      Tecumseh Deutschland GmbH                                          Germany
      Tecumseh Service France                                            France
      Tecumseh U.K. Limited                                              United Kingdom
Motoco a.s.                                                              Czech Republic
TMT Motoco, Ltd.                                                         Brazil
FASCO Motors, Ltd                                                        Canada
FASCO Motors, Ltd.                                                       Thailand
      FASCO Yambischi Co., Ltd.                                          Thailand


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